UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 15, 2022

Invivyd, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40703	85-1403134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road, Suite 178 Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 819-0080

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	IVVD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 15, 2022 (the “Effective Date”), Invivyd, Inc. (the “Company”) entered into a Master Services Agreement with Population Health Partners, L.P. (“PHP”), pursuant to which PHP agreed to provide services and create deliverables for the Company as agreed between the Company and PHP and set forth in one or more work orders under such agreement (the “MSA”). The term of the MSA commenced on the Effective Date and will continue for a period of one year, unless terminated earlier in accordance with its terms. On the Effective Date, the Company and PHP entered into the first work order under the MSA (the “Work Order”), pursuant to which PHP agreed to advise and counsel the Company regarding clinical development and regulatory matters with respect to the Company’s product candidates, including NVD200. The Work Order is effective for six months from the Effective Date and may be extended by written agreement of the Company and PHP. The MSA contains customary confidentiality provisions and representations and warranties of the parties, as well as mutual non-solicitation of certain employees during the term of the MSA and for a period of one year thereafter.

As compensation for the services and deliverables under the Work Order, the Company shall pay PHP a cash fee of $500,000 per month during the term of the Work Order for an aggregate fee of $3,000,000 (the “Aggregate Fee”). In the event that (i) the Company terminates the Work Order for any reason other than material breach by PHP or (ii) PHP terminates the Work Order due to material breach by the Company, in each case, pursuant to the terms of the MSA, then the Company would be required to pay PHP the balance of the Aggregate Fee as of the date the Work Order is terminated. The cash fee is subject to change if the parties extend the term of the Work Order in accordance with the terms thereof.

In addition to the cash compensation, on the Effective Date, the Company issued a warrant to purchase shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) to PHP (the “Warrant”). The exercise price of the Warrant is $3.48 per share of Common Stock, which is equal to the Nasdaq Official Closing Price of a share of Common Stock on the trading day immediately prior to the Effective Date. The Warrant is exercisable for up to an aggregate of 6,824,712 shares of Common Stock, and vests in three separate tranches as follows:

•	3,591,954 shares of Common Stock underlying the Warrant vests if the Company’s Market Capitalization (as defined below) equals or exceeds $758,517,511.00 by November 15, 2028;

•	1,795,977 shares of Common Stock underlying the Warrant vests if the Company’s Market Capitalization equals or exceeds $1,137,776,266.00 by November 15, 2029; and

•	1,436,781 shares of Common Stock underlying the Warrant vests if the Company’s Market Capitalization equals or exceeds $1,517,035,022.00 by November 15, 2030.

For purposes of the Warrant, the term “Market Capitalization” means, with respect to a particular trading day, the total value of the outstanding shares of Common Stock on such date, calculated by multiplying the Company’s volume weighted average price for the ten (10) trading days immediately preceding such date by the Company’s total number of outstanding shares of Common Stock as reflected in (i) the Company’s most recent periodic or annual report filed with the U.S. Securities and Exchange Commission (“SEC”) (e.g., Annual Report on Form 10-K or Quarterly Report on Form 10-Q), as the case may be, (ii) a more recent public announcement by the Company or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding.

The Warrant is exercisable for ten years from the Effective Date with respect to the vested portion(s) of the Warrant. The Warrant may be exercised by cash exercise or, at the election of PHP, by means of “cashless exercise” pursuant to a formula set forth in the Warrant. The Company has also granted PHP certain “piggyback” registration rights requiring the Company to register any shares of Common Stock underlying the Warrant for resale with the SEC, subject to the Company’s existing obligations under that certain Second Amended and Restated Investors’ Rights Agreement, dated April 16, 2021, by and among the Company and the investors party thereto.

Upon the consummation of a change of control of the Company (as defined in the Warrant) on or prior to November 15, 2028, all of the shares underlying the Warrant would become immediately vested and exercisable; upon the consummation of a change of control of the Company after November 15, 2028 but on or prior to November 15, 2029, the shares underlying the second and third tranches of the Warrant would become immediately vested and exercisable; and upon the consummation of a change of control of the Company after November 15, 2029 but on or prior to November 15, 2030, the shares underlying the third tranche of the Warrant would become immediately vested and exercisable.

Clive Meanwell, M.D. and Tamsin Berry, members of the Company’s Board of Directors, are Managing Partner and Partner of PHP, respectively.

The description of the MSA, the Work Order and the Warrant does not purport to be complete and is qualified in its entirety by reference to the complete text of the MSA, the Work Order and the Warrant, respectively, each of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2022.

Item 3.02.	Unregistered Sales of Equity Securities

The information regarding the Warrant and the shares of Common Stock issuable upon the exercise thereof included under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Warrant and the shares of Common Stock issuable upon exercise thereof are being offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder as transactions not involving a public offering, as well as similar exemptions under applicable state securities laws, in reliance upon the following facts: no general solicitation was used in the offer or sale of such securities; the recipient of the securities had adequate access to information about the Company; the recipient of such securities represented its acquisition thereof as principal for its own account and its lack of any arrangements or understandings regarding the distribution of such securities; the recipient of such securities represented its capability of evaluating the merits of an investment in the Company’s securities due to its knowledge, sophistication and experience in business and financial matters; and such securities were issued as restricted securities with restricted legends referring to the Securities Act. No such securities may be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements. No statement in this document or the attached exhibits is an offer to purchase or sell or a solicitation of an offer to sell or buy the Company’s securities, and no offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 8.01.	Other Events.

On November 17, 2022, the Company issued a press release announcing the partnership with PHP. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference in this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 17, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVYD, INC.

Date: November 17, 2022	By:	/s/ Jill Andersen
Jill Andersen
Chief Legal Officer and Corporate Secretary